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                                                                   EXHIBIT 10.11

                                               AMENDMENT TO
                                   SPLIT DOLLAR LIFE INSURANCE AGREEMENT

         This Amendment, made and entered into as of this _________ day of ______________________________________, 2002, by and between BUTLER
MANUFACTURING COMPANY, a Delaware corporation (hereinafter referred to as the "Corporation") and _________________ (hereinafter referred to as the "Employee").

         WITNESSETH:

         WHEREAS the Corporation and the Employee entered into that certain Split Dollar Life Insurance Agreement dated December 1, 2000 (the "Agreement") and the parties, by mutual agreement, desire to modify and amend the Agreement.

         NOW, THEREFORE, in consideration of these premises and of the mutual promises contained herein, the parties hereto agree as follows:

         1. Paragraph 4 of the Agreement is hereby amended to add the following as the last sentence hereof:

                  "Notwithstanding any provision of the Agreement, effective as of December 1, 2002, for the period from December 1, 2002, until December 31, 2003, the amount of the premium to be paid shall generally be the same amount as paid in the initial year, except that the Corporation may chose, in its sole discretion, to make no premium payment in cash in a particular year."

         2. Subparagraph a. of Paragraph 6 is hereby amended in its entirety, effective as of December 1, 2002, to read as follows:

                  "Except as otherwise provided herein, the Employee may sell, assign, transfer, borrow against, surrender or cancel the Policy, change the beneficiary designation thereof, in any such case, only with the express written consent of the Corporation provided that the Corporation has met its obligations under the terms of this Agreement."

         3. The following sentence shall be added at the end of paragraph 10 of the Agreement to read as follows:

                              "Notwithstanding any other provisions of this Agreement, the Corporation and the Employee agree that, effective as of December 1, 2002, the failure of the Company to make any Policy premium payments in cash prior to December 31, 2003, shall not be an event of default under the terms of this Agreement and the collateral assignment of the Policy shall continue in full force and effect."

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                                                    BUTLER MANUFACTURING COMPANY


                                            By: ________________________________
______________________________      Print Name: ________________________________
Print Name: _____________                       Print Title: ___________________
             "Employee"                                          "Corporation"